                       [LETTERHEAD OF KIRKLAND & ELLIS]


                               November 22, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  SCP Pool Corporation
               Registration Statement on Form S-8

Ladies and Gentlemen:

     On behalf of SCP Pool Corporation ("SCP"), I transmit for filing under the Securities Act of 1933 and Regulation S-T a Registration Statement on Form S-8 with respect to 400,000 shares of SCP's Common Stock, $.001 par value, issuable under the SCP Pool Corporation 1995 Stock Option Plan, as amended.

     The filing fee in the amount of $2,303.00 has been wired to the Commission in compliance with Regulation S-T.

     If you have any questions or require additional information, please contact me at (312) 861-2236 or Stephen L. Ritchie at (312) 861-2210.



                                       Sincerely,



                                       /s/ Amy Fisher Chase
                                       --------------------
                                           Amy Fisher Chase

   As filed with the Securities and Exchange Commission on November 22, 1996

                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          --------------------------

                             SCP Pool Corporation
            (Exact name of registrant as specified in its charter)

            Delaware                                      36-3943363
 (State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                      Identification Number)

                            109 Northpark Boulevard
                        Covington, Louisiana 70433-5001
              (Address of Principal Executive Offices)(Zip Code)
                          --------------------------


                             SCP Pool Corporation
                            1995 Stock Option Plan
                           (Full title of the plan)


                          --------------------------

                              Maurice D. Van Dyke
                             SCP Pool Corporation
                            109 Northpark Boulevard
                        Covington, Louisiana 70433-5001
                    (Name and address of agent for service)
                                (504) 892-5521
         (Telephone number, including area code, of agent for service)


                                   Copy to:

                          Stephen L. Ritchie, Esquire
                               Kirkland & Ellis
                           200 East Randolph Street
                            Chicago, Illinois 60601


                        Calculation of Registration Fee

---------------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum        Proposed Maximum
Title of Securities to be          Amount to be           Offering Price             Aggregate            Amount of
       Registered                  Registered(1)           Per Share(2)          Offering Price(2)     Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share............        400,000 shares            $19.00                 $7,600,000              $2,303
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the registrant is increased by split-up, reclassification, stock dividend or the like.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Securities and Exchange Commission Rule 457(h); based on the average of the high and low price per share of Common Stock of SCP Pool Corporation on November 20, 1996, as reported on The Nasdaq National Market.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Commission by SCP Pool Corporation (the "Company") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, File No. 33-92738, as amended.

          (d) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), offered hereby will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois. Kevin R. Evanich, a partner of Kirkland & Ellis, beneficially owns shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.
The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

     In that regard, the Restated Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation) by reason of the fact that he is or was a director or officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     The Company has insurance policies in effect covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See "Index to Exhibits."

Item 9. Undertakings.

     (a)  Rule 415 Offering.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings Incorporating Subsequent Exchange Act Documents By Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

     Insofar as idemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such idemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana on the 22nd day of November, 1996.

                                       SCP POOL CORPORATION

                                       By:/s/ Wilson B. Sexton
                                          -----------------------
                                          Wilson B. Sexton
                                          Chairman


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilson B. Sexton and Maurice D. Van Dyke and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 22, 1996.

Signature                              Title
---------                              -----


/s/ Frank J. St. Romain           President, Chief Executive
-----------------------           Officer (Principal Executive
    Frank J. St. Romain           Officer) and Director


/s/ Wilson B. Sexton              Chairman and Director
-----------------------
    Wilson B. Sexton


/s/ Maurice D. Van Dyke           Secretary, Treasurer and
-----------------------           Chief Financial Officer
    Maurice D. Van Dyke           (Principal Financial Officer)

                                  Director
----------------------
    Andrew W. Code


/s/ Dominick DeMichele            Director
----------------------
    Dominick DeMichele


/s/ Peter M. Gotsch               Director
----------------------
    Peter M. Gotsch


/s/ Robert C. Sledd               Director
----------------------
    Robert C. Sledd

                               INDEX TO EXHIBITS
                               -----------------



                                                                   Sequentially
Exhibit                                                               Numbered
Number                             Description                          Page
------                             -----------                          ----

4.1 SCP Pool Corporation 1995 Stock Option Plan, as amended, incorporated by reference to the Company's Proxy Statement filed on April 8, 1996 for the 1996 annual meeting of stockholders.

4.2 Restated Certificate of Incorporation of the Company, incorporated by reference to the respective exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-92738) (the "S-1 Registration Statement").

4.3 Restated Bylaws of the Company, incorporated by reference to the respective exhibit to the S-1 Registration Statement.

5.1 Opinion of Kirkland & Ellis as to the legality of the securities being registered.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of Kirkland & Ellis (included in Exhibit 5.1).

24.1  Power of Attorney (included on signature page).